Exhibit 4.8
DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF
THE SECURITIES EXCHANGE ACT OF 1934
Walmart Inc. has ten classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) Common Stock, $0.10 par value per share (“Common Stock”), (ii) 2.550% Notes due 2026 (the “2.550% 2026 Notes”), (iii) 1.050% Notes due 2026 (the “2026 Notes”), (iv) 1.500% Notes due 2028 (the “2028 Notes”), (v) 5.750% Notes due 2030 (the “2030 Notes”), (vi) 1.800% Notes due 2031 (the “2031 Notes,” and, collectively with the 2026 Notes, 2028 Notes and 2030 Notes, the “Luxembourg Notes”), (vii) 4.875% Notes due 2029 (the “2029 Notes”), (viii) 5.625% Notes due 2034 (the “2034 Notes”), (ix) 5.250% Notes due 2035 (the “2035 Notes”) and (x) 4.875% Notes due 2039 (the “2039 Notes,” and, collectively with the 2029 Notes, 2034 Notes, and 2035 Notes, the “Irish Notes” and, together with the 2.550% 2026 Notes and the Luxembourg Notes, the “Notes”). Each of the Company’s securities registered under Section 12 of the Exchange Act is listed on The Nasdaq Stock Market LLC (“Nasdaq”). Except as the context otherwise requires, or as otherwise specified in this Exhibit 4.8 or the information incorporated by reference into this Exhibit 4.8, the terms “Walmart Inc.,” “Walmart,” the “Company,” “we,” “us,” “our” and “our company” refer to Walmart Inc.
DESCRIPTION OF COMMON STOCK
The following is a description of the rights of holders of Common Stock and related provisions of the Company’s Restated Certificate of Incorporation, as amended (the “Certificate”), and Amended and Restated Bylaws (the “Bylaws”), which are incorporated by reference as Exhibit 3.1(a), Exhibit 3.1(b) and Exhibit 3.2, respectively, to the Annual Report on Form 10-K of which this Exhibit 4.8 is a part, and applicable Delaware law, including the General Corporation Law of Delaware, as amended (the “DGCL”). This description is qualified in its entirety by, and should be read in conjunction with, the Certificate, Bylaws and applicable Delaware law.
Authorized Capital Stock
Pursuant to our Certificate, our authorized capital stock consists of 33,100,000,000 shares, with a par value of $0.10 per share, of which 33,000,000,000 shares are designated as Common Stock and 100,000,000 shares are designated as preferred stock. The number of shares of Common Stock issued and outstanding varies from time to time.
Common Stock
Fully Paid and Non-Assessable Shares; No Liability for Corporate Obligations
All of the outstanding shares of Common Stock are fully paid and non-assessable. A share of Common Stock is fully paid and non-assessable if such share has been issued for consideration legally permissible under the DGCL with a value at least equal to the par value per share of Common Stock. Holders of fully paid and non-assessable shares of the Common Stock will not be liable for any obligations or liabilities of the Company that the Company may fail to discharge.
Voting Rights
Each holder of shares of Common Stock is entitled to one vote for each share owned of record on all matters submitted to a vote of shareholders. Except as noted below or as otherwise required by the DGCL, the vote of shareholders required to decide any matter brought before a shareholder meeting at which a quorum is present is a majority of the outstanding shares present in person or represented by proxy at that meeting and entitled to vote on the question subject to the shareholder vote. In a contested election of directors, which is an election in which there are more nominees for election than board positions to be filled, directors are elected by the vote of a plurality of the outstanding shares present in person or represented by proxy at that meeting and entitled to vote on the election of directors. The holders of a majority of the outstanding shares of our stock must approve any amendments to our Certificate, any merger or consolidation to which we are a party (other than parent-subsidiary mergers), any sale of all or substantially all of our assets or our dissolution as a corporation. In addition, the DGCL requires the holders of a majority of the outstanding shares of our stock to approve any conversion of our corporation to another type of entity, such as a limited liability company. Our shareholders do not have cumulative voting rights as to the election of directors.
Dividends
Subject to the preferential rights of any holders of any series of our preferred stock that may be issued in the future, the holders of shares of Common Stock are entitled to such dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our board of directors from legally available funds.
Liquidation Distributions
Subject to the preferential rights of any holders of any series of our preferred stock that may be issued in the future, upon our liquidation, dissolution or winding-up and after payment of all prior claims against our assets and our outstanding obligations, the holders of shares of Common Stock will be entitled to receive, pro rata, all of our remaining assets.
Preemptive, Conversion, Redemption or Similar Rights
The holders of shares of Common Stock are not entitled to any preemptive or other similar rights to subscribe for or acquire additional shares of Common Stock or any other securities of the Company. The shares of Common Stock are not subject to conversion or redemption by the Company and the holders of shares of Common Stock do not have any right or option to convert such shares into any other security or property of the Company or to cause the Company to redeem such shares of Common Stock. There are no sinking fund provisions applicable to the Common Stock.
Certificate, Bylaws and DGCL
Provisions of the Certificate and Bylaws may delay or discourage transactions involving an actual or potential change in control of the Company or change in the Company’s management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that shareholders might otherwise deem to be in their best interests. Among other things, the Certificate and Bylaws include the following provisions:
i.vacancies on our board of directors, and any new director positions created by the expansion of our board of directors, may be filled only by a majority of the directors then in office, subject to certain exceptions;
ii.our Bylaws establish an advance notice procedure for shareholders to submit proposed nominations of persons for election to our board of directors and other proposals for business to be brought before an annual meeting of our shareholders;
iii.our Bylaws include enhanced procedural and disclosure requirements with which shareholders must comply in connection with proposed nominations of persons for election to our board of directors, including related to the U.S. Securities and Exchange Commission’s (“SEC”) rules regarding universal proxy cards;
iv.our board of directors may issue up to 100,000,000 shares of preferred stock, with designations, rights and preferences as may be determined from time to time by our board of directors; and
v.our Bylaws may be amended by our shareholders or our board of directors.
Anti-Takeover Provisions of Delaware Law, Our Certificate and Our Bylaws
In addition, as a Delaware corporation, the Company is subject to the provisions of Section 203 of the DGCL, which prohibits the Company, subject to certain exceptions described below, from engaging in a “business combination” with:
•a stockholder who owns 15% or more of the Company’s outstanding voting stock (otherwise known as an “interested stockholder”);
•an affiliate of an interested stockholder; or
•an associate of an interested stockholder,
in each case, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of the Company’s assets. However, the above provisions of Section 203 do not apply if:
•the board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;
•after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the Company’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or
•on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at a meeting of the Company’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.
Exclusive Forum Provision
Our Certificate provides that, unless we select or consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, be the sole and exclusive forum for any current or former stockholder (including any current or former beneficial owner) to bring claim, including claims in the right of the corporation (a) that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity; or (b) as to which the DGCL confers jurisdiction upon the Court of Chancery.
Listing
Shares of the Common Stock are listed for trading on Nasdaq under the symbol “WMT.”
Transfer Agent and Registrar
The transfer agent and registrar for the Common Stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES
The Indentures
The following description of the Notes is qualified in its entirety by reference to:
i.the Indenture, dated as of July 19, 2005, between the Company and The Bank of New York Mellon Trust Company, N.A. (“BNYM”), as successor-in-interest to J.P. Morgan Trust Company, National Association (“JPMTC”), as trustee, as amended by the First Supplemental Indenture, dated as of December 1, 2006, the Second Supplemental Indenture, dated as of December 19, 2014, and the Third Supplemental Indenture, dated as of June 26, 2018 (the “2005

Indenture”), incorporated by reference to Exhibit 4.4, Exhibit 4.5, Exhibit 4.6 and Exhibit 4.7, respectively, to the Annual Report on Form 10-K of which this Exhibit 4.8 is a part;
ii.the Indenture, dated as of December 11, 2002, between the Company and BNYM, as successor trustee to JPMTC , as successor trustee to Bank One Trust Company, NA (“Bank One”), as trustee (the “2002 Indenture”), incorporated by reference to Exhibit 4.3 to the Annual Report on Form 10-K of which this Exhibit 4.8 is a part; and
iii.the Indenture, dated as of April 1, 1991, between the Company and BNYM, as successor trustee to JPMTC, as successor trustee to Bank One, as successor trustee to the First National Bank of Chicago, as trustee, as amended by the First Supplemental Indenture, dated as of September 9, 1992 (the “1991 Indenture”), incorporated by reference to Exhibit 4.1 and Exhibit 4.2, respectively, to the Annual Report on Form 10-K of which this Exhibit 4.8 is a part.
Notes issued under the 2005 Indenture are referred to herein as the “2005 Indenture Notes,” Notes issued under the 2002 Indenture are referred to herein as the “2002 Indenture Notes” and Notes issued under the 1991 Indenture are referred to herein as the “1991 Indenture Notes”.
Trustee under the Indentures
BNYM is the trustee under each of the Indentures. We have commercial deposits and custodial arrangements with BNYM and its affiliates. We may enter into similar or other banking relationships with BNYM in the future in the normal course of business. In addition, BNYM acts as trustee and as paying agent with respect to other debt securities issued by us, and may do so for future issuances of debt securities by us as well.

The 2005 Indenture
The 2005 Indenture Notes were issued under the 2005 Indenture, which provides that debt securities may be issued under the 2005 Indenture from time to time in one or more series. The 2005 Indenture and the 2005 Indenture Notes are governed by, and construed in accordance with, the laws of the State of New York. The 2005 Indenture does not limit the amount of debt securities that we may issue under the 2005 Indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.
Covenants
The 2005 Indenture sets forth limited covenants that apply to the 2005 Indenture Notes. However, these covenants do not, among other things:

•limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries;
•limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or
•restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.
Consolidation, Merger and Sale of Assets
The 2005 Indenture provides that we may amalgamate, consolidate with, merge into or transfer our assets substantially as an entirety to any person; provided that the following conditions are satisfied:
•any successor to us (a “Successor”) assumes our obligations on the 2005 Indenture Notes and under the 2005 Indenture;
•any Successor be an entity incorporated or organized under the laws of the United States;
•after giving effect to such transaction, no event of default, as described below under “—Events of Default,” has occurred and is continuing; and
•certain other conditions under the 2005 Indenture are met.
Upon any amalgamation, consolidation, merger, reorganization or arrangement or any conveyance or transfer of the properties and assets of the Company substantially as an entirety, the Successor will succeed to, and be substituted for, and may exercise every right and power of, the Company, as the case may be, under the 2005 Indenture with the same effect as if such Successor had been named as the Company therein.
Any such amalgamation, consolidation, merger or transfer of assets substantially as an entirety that meets the conditions described above would not constitute a default or event of default that would entitle holders of the 2005 Indenture Notes or the trustee, on their behalf, to take any of the actions described below under “—Events of Default.”
Events of Default
Each of the following events are defined in the 2005 Indenture as an “event of default” with respect to the debt securities of any series, including the 2005 Indenture Notes:
i.we fail to pay interest on any outstanding debt securities of that series when that interest is due and payable and that failure continues for 30 days;
ii.we fail to pay principal of or premium, if any, on any outstanding debt securities of that series when that principal or premium, if any, is due and payable;

iii.we fail to perform or we breach any covenant or warranty in the 2005 Indenture with respect to any outstanding debt securities of that series and that failure continues for 90 days after we receive written notice of that default;
iv.certain events of bankruptcy, insolvency or reorganization occur with respect to us; or
v.any other event occurs that is designated as an event of default with respect to the particular series of debt securities when that particular series of debt security is established.
An event of default with respect to the debt securities of any series issued under the 2005 Indenture does not necessarily constitute an event of default with respect to the debt securities of any other series issued under the 2005 Indenture.
If an event of default with respect to any series of outstanding debt securities occurs and is continuing (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to us), the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the outstanding debt securities of that series to be immediately due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to us occurs and is continuing, the principal of and accrued and unpaid interest on the then outstanding debt securities of all series issued under the 2005 Indenture will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.
The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of such series, other than the nonpayment of the principal which have become due solely by such acceleration, have been cured or waived, as provided in the 2005 Indenture.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the 2005 Indenture.
We are required to file annually with the trustee a written statement as to the existence or non-existence of defaults under the 2005 Indenture or any series of debt securities issued thereunder.
No holder of any debt securities of any series, including the 2005 Indenture Notes, will have any right to institute any proceeding, judicial or otherwise, with respect to the 2005 Indenture, or for the appointment of a receiver or trustee, or for any other remedy, unless:
i.such holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of such series;

ii.the holders of not less than 25% in principal amount of the outstanding debt securities of such series have made a written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee;
iii.such holder or holders have offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
iv.the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
v.no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of such series;
it being understood and intended that no one or more holders of the debt securities of such series has any right in any manner whatever by virtue of, or by availing of, any provision of the 2005 Indenture to affect, disturb or prejudice the rights of any other holders of the debt securities of such series or to obtain or to seek to obtain priority or preference over any other such holders or to enforce any right under the 2005 Indenture, except in the manner herein provided and for the equal and ratable benefit of all the holders of the debt securities of such series.
The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred on the trustee, and to waive certain defaults. The 2005 Indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the 2005 Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
Notwithstanding the foregoing, the holder of any debt security will have the right to institute suit for the enforcement of any payment of principal of and premium, if any, and interest on that debt security or any redemption price or repurchase price when due and that that right will not be impaired without the consent of that holder.
Modification and Waivers
We and the trustee may execute a supplemental indenture to add provisions to or to eliminate or change provisions of the 2005 Indenture or to modify otherwise the rights of the holders of the 2005 Indenture Notes if we have the consent of the holders of not less than a majority in aggregate principal amount of the 2005 Indenture Notes affected by that supplemental indenture. However, we and the trustee may not execute a supplemental indenture without the consent of each holder of the 2005 Indenture Notes affected by that supplemental indenture if that supplemental indenture would, among other things:

•change the maturity of the principal of, or the stated maturity of any installment of interest or premium, if any, on, any Note, reduce the principal amount of or the premium, if any, or rate of interest on any Note, change any method for determining the rate of interest on any Note, change the obligation to pay any additional amounts with respect to any Note, reduce the amount due and payable on a Note upon the acceleration of its maturity or upon its repurchase or redemption if the amount payable upon acceleration, repurchase or redemption is otherwise less than the stated principal amount of that Note, change the method of calculating interest on a Note, change the currency in which the principal of or the premium, if any, or interest on a Note is payable, reduce the minimum rate of interest on any Note or impair the right to institute suit for the enforcement of any such payment on or with respect to any such holder’s 2005 Indenture Notes;
•reduce the percentage in principal amount of outstanding 2005 Indenture Notes described above as being required to consent to entry into a particular supplemental indenture or for the waiver of certain defaults under the 2005 Indenture and their consequences; or
•modify the provisions of the 2005 Indenture relating to modification of the 2005 Indenture, except in certain specified respects.
The trustee and we, without the consent of any holders, may execute a supplemental indenture to, among other things:
•evidence the succession of another corporation to us and the Successor’s assumption to our covenants with respect to the 2005 Indenture Notes and the 2005 Indenture;
•add to our covenants further restrictions or conditions for the benefit of holders of the 2005 Indenture Notes;
•cure ambiguities or correct or supplement any provision contained in the 2005 Indenture or any supplemental indenture that may be inconsistent with another provision;
•add additional events of default with respect to the 2005 Indenture Notes;
•add to, change or eliminate any provision of the Indenture, provided that the addition, change or elimination will not affect any outstanding 2005 Indenture Notes;
•establish new series of debt securities and the form or terms of such series of debt securities and to provide for the issuance of securities of any series so established;
•evidence and provide for the acceptance of appointment of a successor trustee with respect to the 2005 Indenture Notes and to add or change any provision to or of the 2005 Indenture as necessary to have more than one trustee under the 2005 Indenture; and
•comply with the requirements of the SEC in order to maintain the qualification of the 2005 Indenture under the Trust Indenture Act of 1939.

The holders of a majority in aggregate principal amount of the outstanding 2005 Indenture Notes may waive an event of default resulting in acceleration of the 2005 Indenture Notes and rescind and annul that acceleration, but only if all other events of default with respect to the 2005 Indenture Notes have been remedied or waived and all payments due with respect to the 2005 Indenture Notes, other than those becoming due as a result of acceleration, have been made. If an event of default occurs and is continuing with respect to the 2005 Indenture Notes, the trustee may, in its discretion, and will, at the written request of holders of not less than a majority in aggregate principal amount of the outstanding 2005 Indenture Notes and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the 2005 Indenture, proceed to protect the rights of the holders of the 2005 Indenture Notes.
The holders of a majority in aggregate principal amount of the 2005 Indenture Notes may waive any past default under the 2005 Indenture and its consequences except an uncured default in the payment of principal of and premium, if any, or interest on the 2005 Indenture Notes or with respect to any covenant or provision of the 2005 Indenture that the 2005 Indenture or the 2005 Indenture Notes specifically provide cannot be waived without the consent of each holder of the 2005 Indenture Notes. Upon such a waiver, the default and any event of default arising out of the default will be deemed cured for all purposes of the 2005 Indenture Notes.
The 2002 Indenture
The 2002 Indenture Notes were issued under the 2002 Indenture, which provides that debt securities may be issued under the 2002 Indenture from time to time in one or more series. The 2002 Indenture and the 2002 Indenture Notes are governed by, and construed in accordance with, the laws of the State of New York. The 2002 Indenture does not limit the amount of debt securities that we may issue under the 2002 Indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.
Conversion or Exchange Rights
Debt securities offered under the 2002 Indenture may be convertible into or exchangeable for other securities, including, for example, shares of our equity securities. The terms and conditions may include, among others, the following:
•the conversion or exchange price or prices or the ratio or ratios or method of determining the conversion or exchange prices or ratios;
•the conversion or exchange period;

•provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;
•events requiring adjustment to the conversion or exchange price; and
•provisions affecting conversion or exchange in the event of our redemption of the debt securities.
Events of Default and Waiver
An event of default with respect to debt securities of a series issued under the 2002 Indenture will occur if:
•we fail to pay interest on any outstanding debt securities of that series when it is due and payable and that failure continues for 30 days;
•we fail to pay principal of, or premium, if any, on any outstanding debt securities of that series when it is due and payable;
•we fail to perform or we breach any covenant or warranty in the 2002 Indenture with respect to any outstanding debt securities of that series and that failure continues for 90 days after we receive written notice of that default;
•certain events of bankruptcy, insolvency or reorganization occur with respect to us; or
•any other event occurs that is designated as an event of default with respect to the particular series of debt securities when that particular series of debt securities is established.
An event of default with respect to a particular series of debt securities issued under the 2002 Indenture does not necessarily constitute an event of default with respect to any other series of debt securities issued under the 2002 Indenture. If an event of default with respect to any series of outstanding debt securities occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the outstanding debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may waive an event of default resulting in acceleration of the debt securities of that series and rescind and annul that acceleration, but only if all other events of default with respect to the debt securities of that series have been remedied or waived and all payments due with respect to the debt securities of that series, other than those due as a result of acceleration, have been made. If an event of default occurs and is continuing with respect to the debt securities of a series, the trustee may, in its discretion, and will, at the written request of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture, proceed to protect the rights of the holders of the debt securities of that series. The holders of a majority in aggregate principal amount of the debt securities of that series may waive any past default under the 2002 Indenture and its consequences except a default in the payment of principal of, premium, if any, or interest on, those debt securities and any covenant or provision of the 2002 Indenture that cannot be waived without the consent of each holder of debt securities of that series. Upon such a waiver, the default and any event of default arising out of the default will be deemed cured for all purposes of the debt securities of that series.
The 2002 Indenture provides that upon the occurrence of an event of default described in the first two bullet points in the first paragraph under “—Events of Default and Waiver” with respect to debt securities of a series, we will, upon the trustee’s demand, pay to the trustee for the benefit of the holders of the outstanding debt securities of that series, the whole amount then due and payable on the debt securities of that series for principal, premium, if any, and interest. The 2002 Indenture also provides that if we fail to pay such amount forthwith upon such demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.
The 2002 Indenture also provides that, notwithstanding any other provision of the 2002 Indenture, the holder of any debt securities of a series will have the right to institute suit for the enforcement of any payment of principal of, and interest on, the debt securities of that series or any redemption price or repurchase price when due and that that right will not be impaired without the consent of that holder.
The trustee is required, within 90 days after the occurrence of a default with respect to the debt securities of a series, to give to the holders of the debt securities of that series notice of all uncured defaults known to it. However, except in the case of default in the payment of principal or interest on any of the debt securities of that series, the trustee will be protected in withholding that notice if the trustee in good faith determines that the withholding of that notice is in the interest of the holders of the debt securities of that series. The term “default,” for the purpose of this provision only, means the occurrence of any event that is or would become, after notice or the passage of time or both, an event of default with respect to that series.
We are required to file annually with the trustee a written statement as to the existence or non-existence of defaults under the 2002 Indenture or any series of debt securities.
Legal Defeasance and Covenant Defeasance
We may, at our option and at any time, elect to have all of the obligations discharged with respect to the outstanding debt securities issued under the 2002 Indenture or as to any series thereof, except for:
•the rights of holders of debt securities to receive payments of principal and interest from the trust referred to below when those payments are due;

•our obligations respecting the debt securities concerning issuing temporary notes, registration of transfers of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for debt security payments being held in trust;
•the rights, powers, trusts, duties and immunities of the trustee and our obligations in connection therewith; and
•the provisions of the 2002 Indenture relating to such a discharge of obligations.
We refer to a discharge of this type as “defeasance.”
In addition, other than our covenant to pay the amounts due and owing with respect to a series of debt securities, we may elect to have our obligations as the issuer of a series of debt securities released with respect to covenants relating to that series of debt securities. Thereafter, any failure to comply with those obligations will not constitute a default or event of default with respect to the debt securities of that series. If such a release of our covenants occurs, our failure to perform or our breach of the covenants or warranties defeased will no longer constitute an event of default with respect to those debt securities.
To exercise either of the rights we describe above, certain conditions must be met, including:
•we must irrevocably deposit with the trustee, in trust for the debt security holders’ benefit, moneys in the currency in which the securities are denominated, securities issued by a government, governmental agency or central bank of the country in whose currency the securities are denominated, or a combination of cash and such securities, in amounts sufficient to pay the principal of and interest on all of the then outstanding debt securities to be affected by the defeasance at their stated maturity;
•the trustee must receive an opinion of counsel confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance had not occurred, which opinion, only in the case of the type of defeasance described first above, will be based on a ruling of the Internal Revenue Service or a change in federal income tax law to that effect occurring after the date of the indenture;
•no default or event of default exists on the date of such deposit, subject to certain exceptions; and
•the trustee must receive an opinion of counsel to the effect that, after the 91st day following the deposit, the trust funds will not be part of any “estate” formed by the bankruptcy or reorganization of the party depositing those funds with the trustee or subject to the “automatic stay” under the United States Bankruptcy Code or, in the case of covenant defeasance, will be subject to a first priority lien in favor of the trustee for the benefit of the holders.

Satisfaction and Discharge
If we so request, the 2002 Indenture will cease to be of further effect, other than as to certain rights of registration of transfer or exchange of the notes, as provided for in the 2002 Indenture, and the trustee, at our expense, will execute proper instruments acknowledging satisfaction and discharge of the 2002 Indenture and the debt securities when:
•either all the debt securities previously authenticated and delivered under the 2002 Indenture, other than destroyed, lost or stolen securities that have been replaced or paid and notes that have been subject to defeasance, have been delivered to the trustee for cancellation; or
•all of the securities issued under the 2002 Indenture not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within 60 days or will become due and payable at redemption within 60 days under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and expense; and
•in each of the foregoing cases, we have irrevocably deposited or caused to be deposited with the trustee cash in U.S. dollars, certain United States government securities or a combination thereof, in trust for the purpose and in an amount sufficient to pay and discharge the entire indebtedness arising under the debt securities issued pursuant to the 2002 Indenture not previously delivered to the trustee for cancellation, for principal and premium, if any, on and interest on these securities to the date of such deposit (in the case of notes that have become due and payable) or to the stated maturity of these securities or redemption date, as the case may be; and
•we have paid or caused to be paid all sums payable under the 2002 Indenture by us; and
•no default or event of default then exists; and
•we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided in the 2002 Indenture relating to the satisfaction and discharge of the 2002 Indenture and the securities issued under the indenture have been complied with.
Modification of the 2002 Indenture
The 2002 Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series, modifications and alterations of the 2002 Indenture may be made which affect the rights of the holders of such debt securities. However, no such modification or alteration may be made without the consent of the holder of each debt security affected if the modification or alteration would, among other things:
•change the maturity of the principal of, or of any installment of interest on, any such debt security, or reduce the principal amount of any such debt security, or change the method of calculation of interest or the currency of payment of principal or interest on, or reduce the minimum rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security, or
•reduce the above-stated percentage in principal amount of outstanding debt securities required to modify or alter the 2002 Indenture.
The trustee and we, without the consent of the holders of the debt securities, may execute a supplemental indenture to the 2002 Indenture to, among other things:
•evidence the succession of another corporation to us and the successor’s assumption to our respective covenants with respect to the debt securities and the 2002 Indenture;
•add to our covenants further restrictions or conditions that our board of directors and the trustee consider to be for the protection of holders of all or any series of the debt securities and to make the occurrence of a default in any of those additional covenants, restrictions or conditions a default or an event of default under the 2002 Indenture subject to certain limitations;
•cure ambiguities or correct or supplement any provision contained in the 2002 Indenture or any supplemental indenture that may be defective or inconsistent with another provision;
•add additional events of default with respect to all or any series of the debt securities;
•add to, change or eliminate any provision of the 2002 Indenture provided that the addition, change or elimination will not affect any outstanding debt securities;
•provide for the issuance of debt securities whether or not then outstanding under the 2002 Indenture in coupon form and to provide for exchangeability of the coupon form securities with other debt securities issued under the 2002 Indenture in fully registered form;
•establish new series of debt securities and the form or terms of such series of debt securities and to provide for the issuance of securities of any series so established; and
•evidence and provide for the acceptance of appointment of a successor trustee and to change the 2002 Indenture as necessary to have more than one trustee under the 2002 Indenture.
Amalgamation, Consolidation, Merger or Sale of Assets
The 2002 Indenture provides that we may, without the consent of the holders of any of the outstanding debt securities of any series, amalgamate, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:
•any successor to us assumes our obligations on the debt securities and under the 2002 Indenture;
•any successor to us must be an entity incorporated or organized under the laws of the United States;

•after giving effect thereto, no event of default, as defined in the 2002 Indenture, shall have occurred and be continuing; and
•certain other conditions under the 2002 Indenture are met.
Any such amalgamation, consolidation, merger or transfer of assets substantially as an entirety that meets the conditions described above would not constitute a default or event of default that would entitle holders of the debt securities or the trustee, on their behalf, to take any of the actions described above under “—Events of Default and Waiver.”
No Limitations on Additional Debt and Liens
The 2002 Indenture does not contain any covenants or other provisions that would limit our right to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on our assets.
The 1991 Indenture
The 1991 Indenture Notes were issued under the 1991 Indenture, which provides that debt securities may be issued under the 1991 Indenture from time to time in one or more series. The 1991 Indenture and the 1991 Indenture Notes are governed by, and construed in accordance with, the laws of the State of New York. The 1991 Indenture does not limit the amount of debt securities that we may issue under the 1991 Indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.
Covenants
We will not, and will not permit any of our subsidiaries to issue, assume or guarantee any debt for money we borrow if that debt is secured by any mortgage, deed of trust, security interest, pledge, lien or other encumbrance upon any Operating Property (as defined below) belonging to us or of any of our subsidiaries or any shares of stock or indebtedness of any of our subsidiaries, whether owned at the date of the 1991 Indenture or thereafter acquired, without effectively securing the debt securities equally and ratably with that debt. This restriction does not, however, apply to:
•mortgages on any property acquired, constructed or improved by us or any of our subsidiaries after January 31, 1991, created or assumed within 60 months after the acquisition, or construction or improvement is complete, or within six months after completion pursuant to a firm commitment for financing arrangement that we enter into within that 60-month period, to secure or provide for the payment of the purchase price or cost;
•mortgages existing on any property at the time of its acquisition;

•mortgages existing on any property, shares of stock or debt acquired from a corporation merged with or into us or one of our subsidiaries;
•mortgages on property of any corporation existing at the time it becomes our subsidiary;
•mortgages to secure debt of any of our subsidiaries to us or to another of our subsidiaries;
•mortgages in favor of governmental bodies to secure partial progress, advance or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to those mortgages; or
•mortgages for extending, renewing or replacing debt secured by any mortgage referred to in the foregoing items or in this item or any mortgages existing on January 31, 1991.
This restriction does not apply to the issuance, assumption or guarantee by us or any of our subsidiaries of debt secured by a mortgage which would otherwise be subject to the restrictions described above up to an aggregate amount which, together with all of our and our subsidiaries’ secured debt, not including secured debt permitted under the foregoing exceptions, and the Value (as defined below) of Sale and Lease-back Transactions (as defined below) existing at that time other than those Sale and Lease-back Transactions the proceeds of which have been applied to the retirement of certain long-term debt or to the purchase of other operating property, and other than those Sale and Lease-back Transactions in which the property involved would have been permitted to be mortgaged under the principle described in the first item above, does not exceed the greater of 10% of our Consolidated Net Tangible Assets (as defined below) or 15% of Consolidated Capitalization (as defined below).
We will not, and will not permit any of our subsidiaries to, engage in Sale and Lease-back Transactions relating to any Operating Property, except for temporary leases for a term, including renewals, of not more than 48 months and except for leases between us and one of our subsidiaries or between our subsidiaries. However, we or our subsidiaries can engage in that type of transaction if the net proceeds of the Sale and Lease-back Transaction are at least equal to the sum of all costs incurred by us in connection with the acquisition of, and construction of any improvement on, the Operating Property to be leased and either:
•we or our subsidiary would be entitled to incur debt secured by a mortgage on the property to be leased without securing the debt securities pursuant to the first exception to the prohibition on liens stated above; or
•the Value thereof would be an amount permitted as described above; or
•we apply an amount equal to the sum of all costs incurred by us in connection with the acquisition of, and the construction of any improvements on, that property (1) to the payment or other retirement of certain of our or one of our subsidiary’s long-term debt or (2) to the purchase of Operating Property, other than that involved in that Sale and Lease-back Transaction.

We may merge with or consolidate into another corporation or sell or convey all or substantially all of our property to another corporation that is authorized to purchase and operate our property, as long as:
•immediately after the merger, consolidation, sale or conveyance, the surviving or acquiring corporation is not in default under the 1991 Indenture;
•the surviving or acquiring corporation is a U.S. corporation; and
•the surviving or acquiring corporation assumes, by a supplemental indenture satisfactory to the trustee, the obligation to pay the principal of and interest and any premium on all of the debt securities and to perform our covenants under the 1991 Indenture.
In the case of a merger or consolidation or a sale or conveyance of all or substantially all of our assets and the assumption of our liabilities under the 1991 Indenture by a successor corporation, the successor corporation will assume our place in the 1991 Indenture as if it had originally been a party to the 1991 Indenture. The successor corporation may then issue debt securities under the 1991 Indenture.
Events of Default, Notice and Waiver
An event of default with respect to any series of debt securities under the 1991 Indenture is:
•a default in payment of principal or premium, if any, at maturity;
•a default for 30 days in payment of any interest;
•our failure for 60 days after notice to perform any other of the covenants or agreements in the 1991 Indenture;
•our default in the payment of any of our debt or acceleration of any of that debt under the terms of the instrument under which that debt is issued, if that default in payment is not cured or that acceleration is not annulled within 10 days after written notice;
•certain events in the case of our bankruptcy, insolvency or reorganization; or
•any other event of default provided with respect to any series of debt securities.
If an event of default occurs and is continuing with respect to any series of debt securities, either the trustee or the holders of 25% in principal amount then outstanding of the debt securities of that series may declare the principal of all the debt securities to be due and payable immediately, but upon certain conditions that declaration may be annulled. The holders of a majority in principal amount then outstanding of the debt securities of a series may waive defaults, except an uncured default in the payment of principal of or interest or any premium on the debt securities.
We are required to file annually with the trustee a certificate either stating the absence of any default or specifying any default that exists. The trustee is required, within 90 days after the occurrence of a default with respect to the debt securities of any series, to give to the holders of the debt securities notice of all uncured defaults known to it. However, except in the case of default in the payment of principal and premium, if any, or interest on any of the debt securities of that series, the trustee will be protected in withholding that notice if the trustee in good faith determines that the withholding of that notice is in the interest of the holders of the debt securities of that series. The term “default,” for the purpose of this provision only, means the occurrence of any of the events of default specified above excluding any grace periods.
The trustee is entitled, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of the debt securities of any series before proceeding to exercise any right or power under the 1991 Indenture at the request of those holders. The 1991 Indenture provides that the holders of a majority in principal amount of each series of outstanding debt securities may direct, with regard to that series, the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, provided that the trustee may decline to act if that direction is contrary to law or if the trustee determines in good faith that the proceeding so directed would be illegal or would involve it in personal liability.
Modification of the 1991 Indenture
The trustee and we, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of each series of the debt securities at the time outstanding affected thereby, may execute supplemental indentures amending, changing or eliminating the provisions of the 1991 Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of those debt securities. However, no supplemental indenture of that kind may:
•extend the fixed maturity of any debt securities or the time of payment of interest, reduce the interest rate, the principal amount or any premium to be paid upon redemption or the amount of principal of an original issue discount security that would be payable upon acceleration of maturity, or impair or affect the right of any debt security holder to institute suit for payment or the right of repayment, if any, at the option of the holder of debt securities, without the consent of the holder of each debt securities so affected; or
•reduce the above percentage of debt securities, the holders of which are required to consent to any supplemental indenture of that kind, without the consent of the holders of all the affected debt securities then outstanding.
In some circumstances, the holders of a majority in aggregate principal amount of each series of debt securities may waive all defaults and rescind and annul a declaration that the series of debt securities has become due and payable and the consequences of a declaration of that kind.
The trustee and we, without the consent of the holders of the debt securities, may execute an indenture or supplemental indentures to:

•evidence the succession of another corporation to us and our successor’s assumption to our agreements and obligations with respect to the debt securities and the indenture;
•add to our covenants further restrictions or conditions that our board of directors and the trustee consider to be for the protection of holders of all or any series of the debt securities and to make the occurrence of a default in any of those additional covenants, restrictions or conditions a default or an event of default permitting enforcement of all or any of the several remedies provided in the indenture with some permissible limitations;
•cure ambiguities or correct or supplement any provision contained in the indenture or any supplemental indenture that may be defective or inconsistent with another provision;
•provide for the issuance of debt securities whether or not then outstanding under the indenture in coupon form and to provide for exchangeability of the coupon form securities with debt securities issued under the indenture in fully registered form;
•establish the form or terms and to provide for the issuance of any series of debt securities under the indenture; and
•evidence and provide for the acceptance of appointment of a successor trustee and to change the indenture as necessary to have more than one trustee under the indenture.
Defeasance of Offered Debt Securities in Certain Circumstances
The 1991 Indenture provides that our board of directors may provide by resolution that we will be discharged from any and all obligations in respect of the debt securities of any series upon the deposit with the trustee, in trust, of money and/or obligations of, or obligations the principal of and interest on which are fully guaranteed by, the United States of America, which through the payment of interest and principal those debt securities in accordance with their terms will provide money in an amount sufficient to pay any installment of principal of and interest on the debt securities of that series on the stated maturity of that payments in accordance with the terms of the 1991 Indenture and those debt securities. A discharge may only occur if we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling to the effect that the discharge will not be deemed, or result in, a taxable event with respect to holders of the debt securities of that series.
Definitions
The 1991 Indenture contains the following defined terms:
“Consolidated Capitalization” means the total of all the assets appearing on our and our subsidiaries’ consolidated balance sheets less current liabilities and deferred income taxes.
“Consolidated Net Tangible Assets” means the total of all the assets appearing on our and our subsidiaries’ consolidated balance sheets less:

•current liabilities;
•reserves for depreciation and other asset valuation reserves;
•intangible assets such as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense; and
•appropriate adjustments on account of minority interests of other persons holding stock in any of our majority-owned subsidiaries.
“Operating Property” means any manufacturing or processing plant, office facility, retail store, wholesale club, Supercenter, hypermart, warehouse, distribution center or equipment located within the United States of America or its territories or possessions and owned and operated now or hereafter by us or any of our subsidiaries and having a book value on the date as of which the determination is being made of more than 0.60% of Consolidated Net Tangible Assets; provided, however, that separate items of equipment with an aggregate book value in excess of $200,000,000 that are secured pursuant to the same financing transaction will constitute one “Operating Property.”
“Sale and Lease-back Transaction” means any arrangement with any person providing for the leasing to us or any of our subsidiaries of any Operating Property, except for temporary leases for a term, including any renewal thereof, of not more than 48 months and except for leases between us and one of our subsidiaries or between our subsidiaries, which Operating Property has been or is to be sold or transferred by us or one of our subsidiaries to that person.
“Value” means, with respect to a Sale and Lease-back Transaction, as of any particular time, the amount equal to the greater of:
• the net proceeds from the sale or transfer of the property leased pursuant to that Sale and Lease-back Transaction; or
•the sum of all of our costs incurred in connection with the acquisition of that property and the construction of any improvements thereon, as determined in good faith by us at the time of entering into that Sale and Lease-back Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease remaining at the time of determination and the denominator of which shall be equal to the number of full years of that term, without regard to any renewal or extension options contained in the lease.
The Notes
The 2.550% 2026 Notes
The 2.550% 2026 Notes were issued under and pursuant to the 2005 Indenture. The 2.550% 2026 Notes were issued in an aggregate principal amount of €650,000,000. The maturity date of the 2.550% 2026 Notes is April 8, 2026, and interest at a rate of 2.550% per annum is paid annually on April 8 of each year and on the maturity date.
Ranking
The 2.550% 2026 Notes are our senior unsecured debt obligations and rank equally among themselves and with all of our existing and future unsecured and unsubordinated debt obligations. Consequently, the holders of the 2.550% 2026 Notes have a right to payment equal to that of our other unsecured creditors. None of our subsidiaries have any obligation as to any of the 2.550% 2026 Notes or will guarantee the payment of amounts owing with respect to any of the 2.550% 2026 Notes. Neither the 2.550% 2026 Notes nor the 2005 Indenture restricts the ability of our subsidiaries to incur indebtedness.
Payment on the 2.550% 2026 Notes
All payments of principal, including payments made upon any redemption of the 2.550% 2026 Notes, of, accrued interest on, and any additional amounts payable with respect to, the 2.550% 2026 Notes are payable in euro; provided, however, if the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the 2.550% 2026 Notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the Board of Governors of the U.S. Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, in the event the Board of Governors of the U.S. Federal Reserve System has not mandated a rate of conversion on such date, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or most recently prior to the second Business Day prior to the relevant payment date. Any payment in respect of the 2.550% 2026 Notes so made in U.S. dollars will not constitute an event of default under such 2.550% 2026 Notes or the 2005 Indenture.
“Business Day” means any day, other than a Saturday or a Sunday, (1) which is not a day on which banking institutions are authorized or obligated by law or executive order to close in New York City or London and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.
Payment of Additional Amounts
All payments of principal and interest in respect of the 2.550% 2026 Notes will be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature required to be deducted or withheld by the United States or any political subdivision or taxing authority of or in the United States, unless such withholding or deduction is required by law.

In the event any withholding or deduction on payments in respect of the 2.550% 2026 Notes for or on account of any present or future tax, assessment or other governmental charge is required to be deducted or withheld by the United States or any taxing authority thereof or therein, we will pay such additional amounts on the 2.550% 2026 Notes as will result in receipt by each beneficial owner of a Note that is a Non-U.S. Person (as defined below) of such amounts (after all such withholding or deduction, including on any additional amounts) as would have been received by such beneficial owner had no such withholding or deduction been required. We will not be required, however, to make any payment of additional amounts for or on account of:
i.any tax, assessment or other governmental charge that would not have been imposed but for (A) the existence of any present or former connection (other than a connection arising solely from the ownership of those 2.550% 2026 Notes or the receipt of payments in respect of those 2.550% 2026 Notes) between that beneficial owner, or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, that beneficial owner, if that beneficial owner is an estate, trust, partnership or corporation, and the United States, including that beneficial owner, or that fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or (B) the presentation of a Note for payment on a date more than 30 days after the later of the date on which that payment becomes due and payable and the date on which payment is duly provided for;
ii.any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;
iii.any tax, assessment or other governmental charge imposed by reason of that beneficial owner’s past or present status as a passive foreign investment company, a controlled foreign corporation or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;
iv.any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of or premium, if any, or interest on such holder’s 2.550% 2026 Notes;
v.any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of and premium, if any, or interest on any Note if that payment can be made without withholding by any other paying agent;
vi.any tax, assessment or other governmental charge which would not have been imposed but for the failure of a beneficial owner or any holder of 2.550% 2026 Notes to comply with our request to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the beneficial owner or any holder of the 2.550% 2026 Notes, if such compliance is required by statute or by regulation of the U.S. Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge, including, without limitation, any withholding required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”);
vii.any tax, assessment or other governmental charge imposed on interest received by (A) a 10% shareholder (as defined in Section 871(h)(3)(B) of the Code and the regulations that may be promulgated thereunder) of our Company or (B) a controlled foreign corporation that is related to us within the meaning of Section 864(d)(4) of the Code;
viii.any withholding or deduction that is imposed on a payment to an individual and is required to be made pursuant to that European Union Directive relating to the taxation of savings adopted on June 3, 2003 by the European Union’s Economic and Financial Affairs Council, or any law implementing or complying with, or introduced in order to conform to, such Directive; or
ix.any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii).
In addition, we will not pay any additional amounts to any beneficial owner or holder of 2.550% 2026 Notes who is a fiduciary or partnership to the extent that a beneficiary or settlor with respect to that fiduciary or a member of that partnership or a beneficial owner thereof would not have been entitled to the payment of those additional amounts had that beneficiary, settlor, member or beneficial owner been the beneficial owner of those 2.550% 2026 Notes.
As used in the preceding section, “Non-U.S. Person” means any corporation, partnership, individual or fiduciary that is, as to the United States, a foreign corporation, a non-resident alien individual who has not made a valid election to be treated as a United States resident, a non-resident fiduciary of a foreign estate or trust or a foreign partnership, one or more of the members of which is, as to the United States, a foreign corporation, a non-resident alien individual or a non-resident fiduciary of a foreign estate or trust.
Redemption for Tax Reasons
If, as a result of any change or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, any proposed change in such laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of those laws, treaties, regulations or rulings, we become, or based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described above under the heading “Payments of Additional Amounts” with respect to the 2.550% 2026 Notes, then we may redeem the 2.550% 2026 Notes, in whole, but not in part, at our option, on not more than 60 days’ and not less than 30 days’ prior notice, at a redemption price equal to 100% of the principal amount of the 2.550% 2026 Notes, plus accrued but unpaid interest, if any, on the 2.550% 2026 Notes to the date fixed for redemption.
Optional Redemption

We may redeem the 2.550% 2026 Notes, in whole or in part, at our option, at any time. If the 2.550% 2026 Notes are redeemed before January 8, 2026, then the 2.550% 2026 Notes will be redeemed at a redemption price equal to the greater of:
•100% of the principal amount of the 2.550% 2026 Notes to be redeemed; or
•the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on an annual basis (Actual/Actual (ICMA)) at the applicable Comparable Government Bond Rate (as defined below), plus 15 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date fixed for redemption.
Any 2.550% 2026 Notes redeemed on or after January 8, 2026 will be redeemed at a redemption price equal to 100% of the principal amount of the 2.550% 2026 Notes then outstanding to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date fixed for redemption.
Installments of interest on 2.550% 2026 Notes being redeemed that are due and payable on interest payment dates falling on or prior to a redemption date shall be payable on the interest payment date to the holders as of the close of business on the relevant regular record date according to the 2.550% 2026 Notes and the 2005 Indenture.
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation for the 2.550% 2026 Notes, at the discretion of an independent investment bank selected by us, a German government bond whose maturity is closest to the maturity of the 2.550% 2026 Notes, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.
“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the 2.550% 2026 Notes being redeemed, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by us. Such independent bank will calculate such gross redemption yield on the 2.550% 2026 Notes to be redeemed and the Comparable Government Bond in accordance with generally accepted market practices at the time of such calculations.

Discharge, Legal Defeasance and Covenant Defeasance
We may, at our option, elect to have all of the obligations discharged with respect to the outstanding 2.550% 2026 Notes, except for:
•the rights of holders of the 2.550% 2026 Notes to receive payments of principal, premium, if any, interest and additional amounts, if any, from the trust referred to below when those payments are due;
•our obligations respecting the 2.550% 2026 Notes concerning issuing temporary debt securities, registration of transfers of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for payments with respect to the 2.550% 2026 Notes being held in trust;
•the rights, powers, trusts, duties and immunities of the trustee and our obligations in connection therewith; and
•the provisions of the 2005 Indenture relating to such a discharge of obligations.
We refer to a discharge of this type as “legal defeasance.”
In addition, other than our covenant to pay the amounts due and owing with respect to the 2.550% 2026 Notes, we may elect to have our obligations as the issuer of the 2.550% 2026 Notes released with respect to covenants relating to the 2.550% 2026 Notes. Thereafter, any failure to comply with those obligations will not constitute a default or event of default with respect to the 2.550% 2026 Notes. If such a release of our covenants occurs, our failure to perform or our breach of the covenants or warranties defeased will no longer constitute an event of default with respect to the 2.550% 2026 Notes. We refer to a discharge of this type as “covenant defeasance.”
To exercise either of the defeasance rights described above as to the outstanding 2.550% 2026 Notes, certain conditions must be met, including:
•we must irrevocably deposit with the trustee, in trust for the benefit of the holders of the outstanding 2.550% 2026 Notes, moneys in the currency in which the 2.550% 2026 Notes are denominated, securities issued by a government, governmental agency or central bank of the country in whose currency the 2.550% 2026 Notes are denominated or a combination of cash and such securities, in amounts sufficient to pay the principal of and premium, if any, and interest on all of the then outstanding 2.550% 2026 Notes to be affected by the defeasance at their stated maturity;
•no default or event of default exists on the date of such deposit, subject to certain exceptions;
•the trustee must receive an opinion of counsel confirming that the holders of the outstanding 2.550% 2026 Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance had not occurred, which opinion, only in the case of the legal defeasance of the 2.550% 2026 Notes, will be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law to that effect occurring after the date of the 2005 Indenture; and
•the trustee must receive an opinion of counsel to the effect that, after the 91st day following the deposit, the trust funds will not be part of any “estate” formed by the bankruptcy of the party depositing those funds with the trustee or subject to the “automatic stay” under the United States Bankruptcy Code or, in the case of covenant defeasance, will be subject to a first priority lien in favor of the trustee for the benefit of the holders of the outstanding 2.550% 2026 Notes.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Book-Entry and Settlement
The 2.550% 2026 Notes were issued in book-entry form and are represented by global notes deposited with, or on behalf of, a common depositary on behalf of Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank SA/NV, as the operator of the Euroclear System (“Euroclear”), and are registered in the name of the common depositary or its nominee. Beneficial interests in the global notes will be shown on, and transfers of beneficial interests in the global notes will be made only through, records maintained by Euroclear and Clearstream. Except as described below, certificated notes will not be issued in exchange for beneficial interests in the global notes.
Certificated Notes
Subject to certain conditions, the 2.550% 2026 Notes represented by the global notes are exchangeable for certificated debt securities with the same terms in authorized denominations only if:
•The Depository Trust Company, Euroclear or Clearstream, as the case may be, is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days; or
•we decide to discontinue the book-entry system; or
•an event of default has occurred and is continuing with respect to the 2.550% 2026 Notes.
Any Note that is exchangeable as above is exchangeable for certificated notes issuable in authorized denominations and registered in such names as the common depositary shall direct. Subject to the foregoing, a global note is not exchangeable, except for a global note of the same aggregate denomination to be registered in the name of the common depositary or its nominee.

The 2026 Notes and 2028 Notes
The 2026 Notes and 2028 Notes were issued under and pursuant to the 2005 Indenture. The 2026 Notes and the 2028 Notes are each a separate series of notes under the 2005 Indenture. The 2026 Notes and 2028 Notes were issued in registered book-entry form without interest coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2026 Notes and 2028 Notes constitute our senior unsecured debt obligations and rank equally among themselves and with all of our other existing and future senior unsecured debt.
The 2026 Notes were issued in an aggregate principal amount of $1,250,000,000, and the 2028 Notes were issued in an aggregate principal amount of $1,250,000,000.
Interest Rates on the 2026 Notes and 2028 Notes
The 2026 Notes bear interest from September 17, 2021 at a rate equal to 1.050%, and the 2028 Notes bear interest from September 22, 2021 at a rate equal to 1.500%. Interest on the notes is paid semi-annually, in the case of 2026 Notes, on March 17 and September 17 of each year, beginning on March 17, 2022, and in the case of the 2028 Notes, on March 22 and September 22 of each year, beginning on March 22, 2022.
Interest on each 2026 Note or 2028 Note, as applicable, is payable to the person in whose name such note is registered at the close of business, in the case of the 2026 Notes, on the March 2 and September 2 immediately preceding the applicable interest payment date, and in the case of the 2028 Notes, on the March 7 and September 7 immediately preceding the applicable interest payment date. Interest on the 2026 Notes and 2028 Notes is computed on the basis of a 360-day year of twelve 30-day months.
Other Terms of the 2026 and 2028 Notes
If any interest payment date for 2026 Notes or 2028 Notes would otherwise be a day that is not a business day, then the interest payment date for such notes of that series is postponed to the following date that is a business day.
Interest will not accrue as a result of any such postponed payment. The term “business day” means any day which is not a day on which banking institutions in The City of New York, or the relevant place of payment are authorized or required by law, regulation or executive order to close.
None of the 2026 Notes or 2028 Notes are subject to a sinking fund or are convertible into or exchangeable for any other securities.
The 2026 Notes or 2028 Notes are subject to defeasance.
Optional Redemption

We may redeem the 2026 Notes at any time prior to August 17, 2026 (one month prior to the maturity date of such notes) and the 2028 Notes at any time prior to July 22, 2028 (two months prior to the maturity date of such notes), in each case, at our option and, as to each series of notes, as a whole or in part, at a redemption price equal to the greater of:
•100% of the principal amount of such notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date; and
•the sum of the present values of the Remaining Scheduled Payments (as defined below), plus any accrued and unpaid interest to, but excluding, the redemption date.
We refer to the date on which we may first redeem the notes of each series pursuant to the redemption rights described in this paragraph as the “Par Call Date” for the notes of such series. In determining the present value of the Remaining Scheduled Payments, we will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Applicable Treasury Rate plus, in the case of the 2026 Notes, 5 basis points, and, in the case of the 2028 Notes, 10 basis points.
The term “Applicable Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue. In determining this rate, we will assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
The term “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes of a series to be redeemed (assuming the notes of such series matured on the Par Call Date (as defined below) for the notes of such series) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing a new issue of corporate debt securities of comparable maturity to the remaining term of the notes of such series.
The term “Independent Investment Banker” means one of the Reference Treasury Dealers that we appoint to act as the Independent Investment Banker from time to time.
The term “Comparable Treasury Price” means, with respect to any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the Reference Treasury Dealer Quotations for such redemption date.
The term “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer by 5:00 p.m., New York City time, on the third business day preceding such redemption date.

The term “Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Mizuho Securities USA LLC and Wells Fargo Securities, LLC or one of their respective affiliates or successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), we will substitute another Primary Treasury Dealer for such entity.
The term “Remaining Scheduled Payments” means, with respect to any 2026 Note or 2028 Note, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption (assuming the notes of such series matured on the Par Call Date for the notes of such series); provided, however, that, if such redemption date is not an interest payment date with respect to such note, then the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.
Pursuant to the redemption procedures with respect to any such note, a notice of redemption will be given to each holder of the 2026 Notes or 2028 Notes to be redeemed not less than 10 days nor more than 60 days prior to the date set for the redemption.
The calculation of the redemption price for any notes to be redeemed and the accrued interest payable upon a redemption of such notes will be made by the Company or on behalf of the Company by a person the Company designates. Such calculation will not be the duty or obligation of BNYM unless otherwise expressly agreed.
Notices
Notices to holders of the 2026 Notes or 2028 Notes will be sent to such holders. Any notice shall be deemed to have been given on the date of mailing. So long as the 2026 Notes or 2028 Notes are represented by one or more global securities deposited with DTC or its nominee, notices to holders of such notes may be given by delivery of those notices to DTC, and such notices shall be deemed to be given on the date of delivery to DTC. BNYM will transmit notices to each registered holder’s last known address as it appears in the security register that BNYM maintains. BNYM will only transmit these notices to the registered holder of the 2026 Notes or 2028 Notes. Holders of 2026 Notes or 2028 Notes will not receive notices regarding the 2026 Notes or 2028 Notes directly from us unless we reissue the 2026 Notes or 2028 Notes in fully certificated form.
Other Matters
We may acquire the 2026 Notes or 2028 Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the 2005 Indenture.
Same-Day Settlement and Payment

We will make all payments of principal and interest on the 2026 Notes or 2028 Notes to DTC in immediately available funds. The 2026 Notes and 2028 Notes will trade in the same-day funds settlement system in the United States until maturity. Purchases of 2026 Notes or 2028 Notes in secondary market trading must be in immediately available funds. Secondary market trading in the 2026 Notes or 2028 Notes between participants in Clearstream and Euroclear will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to eurobonds in immediately available funds.
The 2030 Notes
The 2030 Notes were issued under and pursuant to the 1991 Indenture. The 2030 Notes were issued in registered book-entry form, without coupons, only in denominations of (Pounds) 1,000, (Pounds) 10,000 and (Pounds) 100,000 and integral multiples of (Pounds) 1,000 in excess of those denominations. The 2030 Notes constitute our senior unsecured debt obligations and rank equally among themselves and with all of our existing and future senior, unsecured and unsubordinated debt.
The 2030 Notes will mature on December 19, 2030 and were issued in a total principal amount of (Pounds) 500 million. Unless previously redeemed or purchased and cancelled, we will repay the 2030 Notes at 100% of their principal amount together with accrued and unpaid interest thereon at maturity. We will pay principal of, interest on and any other amounts payable under the 2030 Notes in pounds sterling or, if the United Kingdom adopts the euro, in euro.
We may, without the consent of the holders of the 2030 Notes, create and issue additional notes ranking equally with the 2030 Notes and otherwise similar in all respects to the 2030 Notes so that these additional notes will be consolidated and form a single series with the 2030 Notes. No additional 2030 Notes may be issued if an event of default under the 1991 Indenture has occurred.
The 2030 Notes are not subject to a sinking fund. The 2030 Notes are not convertible or exchangeable.
The 2030 Notes bear interest from December 19, 2000, at the annual interest rate of 5.750%. Interest is payable semi-annually in arrears on June 19 and December 19 of each year, beginning on June 19, 2001, to the person in whose name a 2030 Note is registered at the close of business on the preceding June 10 or December 10, as the case may be.
If interest is required to be calculated for any period other than from one scheduled interest payment date to the next interest payment date, it will be calculated on the basis of a 360-day year of twelve 30-day months.
If any interest payment date for the 2030 Notes would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date that is a business day. Interest will not accrue as a result of any delayed payment. The term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in New York City or London.
If, prior to the maturity of the 2030 Notes, the United Kingdom adopts the euro as its lawful currency in accordance with the Treaty establishing the European Communities, as amended by the Treaty on European Union, the 2030 Notes will be re-denominated into euro, and the regulations of the European Commission relating to the euro shall apply to the 2030 Notes. The circumstances and consequences described in this paragraph will not entitle us, the trustee under the 1991 Indenture or any holder of the 2030 Notes to redeem early, rescind, or receive notice relating to the 2030 Notes, repudiate the terms of the 2030 Notes or the 1991 Indenture, or raise any defense, request any compensation or make any claim related to the 2030 Notes or the 1991 Indenture, nor will these circumstances and consequences affect any of our other obligations under the 2030 Notes or the 1991 Indenture.
While the 2030 Notes are represented by a global note deposited with the common depositary for Clearstream, and Euroclear, notices to holders may be given by delivery to Clearstream and Euroclear and such notices shall be deemed to be given on the date of delivery to Clearstream and Euroclear. The trustee will mail notices by first-class mail, postage prepaid, to each registered holder’s last known address as it appears in the security register that the trustee maintains. The trustee will only mail these notices to the registered holder of the 2030 Notes. Holders of 2030 Notes will not receive notices regarding the 2030 Notes directly from us unless we reissue the 2030 Notes in fully certificated form.
The trustee will also publish notices regarding the 2030 Notes in a daily newspaper of general circulation in The City of New York and in London. In addition, if the notes are listed on the Luxembourg Stock Exchange, and so long as the rules of the Luxembourg Stock Exchange require notice by publication, the trustee will publish notices regarding the 2030 Notes in a daily newspaper of general circulation in Luxembourg. We expect that publication will be made in The City of New York in The Wall Street Journal, in London in the Financial Times, and in Luxembourg in the Luxemburger Wort. If publication in Luxembourg is not practical, the trustee will publish these notices in an English language newspaper of general circulation elsewhere in Europe. Published notices will be deemed to have been given on the date they are published or, if published more than once, on the date of first publication. If publication as described above becomes impossible, the trustee may publish sufficient notice by alternate means that approximate the terms and conditions described in this paragraph.
Optional Redemption
The 2030 Notes will be redeemable as a whole or in part, at our option, at any time after December 19, 2003, at a redemption price equal to the greater of (i) 100% of the principal amount of such 2030 Notes and (ii) as determined by the Calculation Agent, the price at which the yield on the outstanding principal amount of the 2030 Notes on the Reference Date is equal to the yield on the Benchmark Gilt as of that date as determined by reference to the middle-market price on the Benchmark Gilt at 3:00 p.m., London time, on that date, in either case, plus accrued and unpaid interest on the 2030 Notes up to, but excluding, the date specified as the redemption date.
“Reference Date” means the date that is the first dealing day in London prior to the publication of the notice of redemption referred to below.
“Benchmark Gilt” means the 4.25% Treasury Stock due June 2032 or such other U.K. government stock as the Calculation Agent, with the advice of three brokers and/or U.K. gilt-edged market makers or three other persons operating in the U.K. gilt-edged market that may be chosen by the Calculation Agent, may determine from time to time to be the most appropriate benchmark U.K. government stock for the notes.
“Calculation Agent” means the trustee or any successor entity.
We will give notice of any redemption between 30 and 60 days preceding the redemption date to each holder of the 2030 Notes to be redeemed as described above.
In the case of any partial redemption, selection of the 2030 Notes for redemption will be made by the trustee under the 1991 Indenture in compliance with the rules and requirements of the principal securities exchange, if any, on which the 2030 Notes are listed or, if the 2030 Notes are not so listed or that exchange prescribes no method of selection, on a pro rata basis, by lot or by any other method as the trustee in its sole discretion deems to be fair and appropriate, although no 2030 Note of (Pounds) 1,000 in original principal amount or less shall be redeemed in part. If any 2030 Note is to be redeemed in part only, the notice of redemption relating to the 2030 Note will state the portion of the principal amount thereof to be redeemed. A new 2030 Note in principal amount equal to the unredeemed portion thereof will be issued and delivered to the trustee, or its nominee, or, in the case of 2030 Notes in definitive form, issued in the name of the holder thereof, in each case upon cancellation of the original 2030 Note.
Unless we default in payment of the redemption price of the 2030 Notes, on and after the redemption date, interest will cease to accrue on the notes or the portions of the 2030 Notes called for redemption.
Payment of Additional Amounts
We will pay to the holder of any 2030 Note who is a United States Alien, as defined below, additional amounts as may be necessary so that every net payment of the principal of, interest on and any other amounts payable under that 2030 Note, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon that holder by the United States or any taxing authority thereof or therein, will not be less than the amount provided in that 2030 Note to be then due and payable. We will not be required, however, to make any payment of additional amounts for or on account of:

a.any tax, assessment or other governmental charge that would not have been imposed but for (1) the existence of any present or former connection between that holder, or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, that holder, if that holder is an estate, trust, partnership or corporation, and the United States including, without limitation, that holder, or that fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business in, or present in, the United States or (2) the presentation of a note for payment on a date more than 30 days after the later of the date on which that payment becomes due and payable and the date on which payment is duly provided for;
b.any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;
c.any tax, assessment or other governmental charge imposed by reason of that holder’s past or present status as a passive foreign investment company, a controlled foreign corporation, a personal holding company or foreign personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;
d.any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of the principal of, interest on or any other amounts payable under that note;
e.any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of the principal of, interest on or any other amounts payable under any note if that payment can be made without withholding by any other paying agent;
f.any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the holder or beneficial owner of that note, if such compliance is required by statute or by regulation of the U.S. Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;
g.any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986 and the regulations that may be promulgated thereunder) of our company or (2) a controlled foreign corporation with respect to our company within the meaning of the U.S. Internal Revenue Code; or
h.any combination of items (a), (b), (c), (d), (e), (f) and (g);
nor will we pay any additional amounts to any holder who is a fiduciary or partnership other than the sole beneficial owner of that note to the extent that a beneficiary or settlor with respect to that fiduciary, or a member of that partnership or a beneficial owner thereof would not have been entitled to the payment of those additional amounts had that beneficiary, settlor, member or beneficial owner been the holder of that 2030 Note.
“United States Alien” means any corporation, partnership, individual or fiduciary that is, as to the United States, a foreign corporation, a non-resident alien individual who has not made a valid election to be treated as a United States resident, a non-resident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a non-resident alien individual or a non-resident fiduciary of a foreign estate or trust.
Redemption Upon Tax Event
The 2030 Notes may be redeemed at our option in whole, but not in part, on not more than 60 days’ and not less than 30 days’ notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest on the notes, if we determine that as a result of any change in or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, or any proposed change in such laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of those laws, treaties, regulations or rulings, including a holding by a court of competent jurisdiction in the United States, or any other action, other than an action predicated on law generally known on or before December 5, 2000 except for proposals before the Congress before that date, taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of any action, whether or not the action or proposal was taken or made with respect to our company, (A) we have or will become obligated to pay additional amounts on any 2030 Note or (B) there is a substantial possibility that we will be required to pay those additional amounts. Prior to the publication of any notice of redemption, we will deliver to the trustee (1) an officers’ certificate stating that we are entitled to effect a redemption and setting forth a statement of facts showing that the conditions precedent to the right of our company to so redeem have occurred and (2) an opinion of counsel to that effect based on that statement of facts. If we redeem the 2030 Notes upon a tax event, we will publish a notice of that redemption in Luxembourg in the Luxemburger Wort at the time notice is given to the holders of the 2030 Notes as described above.
Prescription
Under New York’s statute of limitations, any legal action to enforce our payment obligations evidenced by the 2030 Notes must be commenced within six years after payment is due. Thereafter our payment obligations will generally become unenforceable.
Replacement of 2030 Notes
If any mutilated 2030 Note is surrendered to the trustee, we will execute and the trustee will authenticate and deliver in exchange for such mutilated 2030 Note a new note of the same series and principal amount. If the trustee and we receive evidence to our satisfaction of the destruction, loss or theft of any 2030 Note and any security or indemnity required by them, then we shall execute and the trustee shall authenticate and deliver, in lieu of such destroyed, lost or stolen 2030 Note, a new note of the same series and principal amount. All expenses associated with issuing the new note shall be borne by the owner of the mutilated, destroyed, lost or stolen 2030 Note.
The 2031 Notes
The 2031 Notes were issued under and pursuant to the 2005 Indenture. The 2031 Notes were issued in registered book-entry form without interest coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2031 Notes constitute our senior unsecured debt obligations and rank equally among themselves and with all of our other existing and future senior unsecured debt.
The 2031 Notes will mature on September 22, 2031. Unless previously purchased and cancelled or, to the extent permitted by the notes, redeemed prior to maturity, we will repay the 2031 Notes at 100% of their principal amount, together with accrued and unpaid interest thereon, at their maturity.
The 2031 Notes were issued in an aggregate principal amount of $2,000,000,000. We may, without the consent of the holders of the 2031 Notes, create and issue additional notes ranking equally with and otherwise similar in all respects to the 2031 Notes (except for the public offering price, initial interest accrual date, initial interest payment date, and the issue date) so that those additional notes will be consolidated and form a single series with the other outstanding 2031 Notes; provided, however, that any additional notes issued that are not fungible with the outstanding 2031 Notes for U.S. federal income tax purposes will be issued under one or more separate CUSIP and ISIN numbers. No additional notes may be issued if an event of default under the indenture has occurred and is continuing.
Interest Rates on the 2031 Notes
The 2031 Notes bear interest from September 22, 2021 at the annual interest rate 1.800%. Interest on the 2031 Notes is paid semi-annually on March 22 and September 22 of each year, beginning on March 22, 2022.
Interest on each 2031 Note is payable to the person in whose name the 2031 Note is registered at the close of business on the March 7 and September 7 immediately preceding the applicable interest payment date. Interest on the 2031 Notes is computed on the basis of a 360-day year of twelve 30-day months.
Other Terms of the 2031 Notes
If any interest payment date for the 2031 Notes would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date that is a business day.

Interest will not accrue as a result of any such postponed payment. The term “business day” means any day which is not a day on which banking institutions in The City of New York, or the relevant place of payment are authorized or required by law, regulation or executive order to close.
The 2031 Notes are not subject to a sinking fund and are not convertible into or exchangeable for any other securities.
The 2031 Notes are subject to defeasance.
Optional Redemption
We may redeem the 2031 Notes at any time prior to June 22, 2031 (three months prior to the maturity date of the 2031 Notes), at our option and, as a whole or in part, at a redemption price equal to the greater of:
•100% of the principal amount of the 2031 Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date; and
•the sum of the present values of the Remaining Scheduled Payments (as defined below), plus any accrued and unpaid interest to, but excluding, the redemption date.
We refer to the date on which we may first redeem the 2031 Notes pursuant to the redemption rights described in this paragraph as the “Par Call Date” for the 2031 Notes. In determining the present value of the Remaining Scheduled Payments, we will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Applicable Treasury Rate plus 10 basis points.
The term “Applicable Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue. In determining this rate, we will assume a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
The term “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the 2031 Notes to be redeemed (assuming the 2031 Notes matured on the Par Call Date for the 2031 Notes) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing a new issue of corporate debt securities of comparable maturity to the remaining term of the 2031 Notes.
The term “Independent Investment Banker” means one of the Reference Treasury Dealers that we appoint to act as the Independent Investment Banker from time to time.

The term “Comparable Treasury Price” means, with respect to any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the Reference Treasury Dealer Quotations for such redemption date.
The term “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer by 5:00 p.m., New York City time, on the third business day preceding such redemption date.
The term “Reference Treasury Dealer” means each of BofA Securities, Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC or one of their respective affiliates or successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), we will substitute another Primary Treasury Dealer for such entity.
The term “Remaining Scheduled Payments” means, with respect to the 2031 Notes, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption (assuming the 2031 Notes matured on the Par Call Date); provided, however, that, if such redemption date is not an interest payment date with respect to the 2031 Notes, then the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.
A notice of redemption will be given to each holder of the 2031 Notes to be redeemed not less than 10 days nor more than 60 days prior to the date set for the redemption.
The calculation of the redemption price for any 2031 Notes to be redeemed and the accrued interest payable upon a redemption of such 2031 Notes will be made by the Company or on behalf of the Company by a person the Company designates. Such calculation will not be the duty or obligation of BNYM unless otherwise expressly agreed.
Notices
Notices to holders of the 2031 Notes will be sent to such holders. Any notice shall be deemed to have been given on the date of mailing. So long as the 2031 Notes are represented by one or more global securities deposited with DTC or its nominee, notices to holders of the 2031 Notes may be given by delivery of those notices to DTC, and such notices shall be deemed to be given on the date of delivery to DTC. BNYM will transmit notices to each registered holder’s last known address as it appears in the security register that BNYM maintains. BNYM will only transmit these notices to the registered holder of the 2031 Notes. Holders of 2031 Notes will not receive notices regarding the 2031 Notes directly from us unless we reissue the 2031 Notes in fully certificated form.

Other Matters
We may acquire the 2031 Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the 2005 Indenture.
Same-Day Settlement and Payment
We will make all payments of principal and interest on the 2031 Notes to DTC in immediately available funds. The 2031 Notes will trade in the same-day funds settlement system in the United States until maturity. Purchases of 2031 Notes in secondary market trading must be in immediately available funds. Secondary market trading in the 2031 Notes between participants in Clearstream and Euroclear will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to eurobonds in immediately available funds.

The 2029 Notes
The 2029 Notes were issued under and pursuant to 2005 Indenture. The 2029 Notes were issued in registered book-entry form without interest coupons in denominations of €50,000 and integral multiples of €1,000 in excess thereof. The 2029 Notes constitute our senior unsecured debt obligations and rank equally among themselves and with all of our existing and future senior unsecured debt.
The 2029 Notes mature on September 21, 2029. Unless previously redeemed or purchased and cancelled, we will repay the 2029 Notes at 100% of their principal amount, together with accrued and unpaid interest thereon at their maturity. We will pay principal of and interest on the 2029 Notes in euro.
The 2029 Notes were issued in an aggregate principal amount of €1,000,000,000. We may, without the consent of the holders of the 2029 Notes, create and issue additional notes ranking equally with and otherwise similar in all respects to the 2029 Notes (except for the offering price and the issue date) so that those additional notes will be consolidated and form a single series with the 2029 Notes. No additional 2029 Notes may be issued if an event of default under the 2005 Indenture has occurred and is continuing.
The 2029 Notes bear interest from September 21, 2009 at the annual interest rate of 4.875%. Interest on each 2029 Note is payable annually in arrears on September 21 of each year, beginning on September 21, 2010, to the person in whose name the 2029 Note is registered at the close of business on the immediately preceding September 15. Interest is computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the 2029 Notes

(or September 21, 2009 if no interest has been paid on the 2029 Notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as Actual/Actual (ICMA) as defined in the rulebook of the International Capital Market Association.
We will pay to beneficial owners of the 2029 Notes who are non-U.S. persons additional amounts in the event of deduction or withholding of taxes, assessments or other governmental charges imposed by the United States or any taxing authority thereof or therein. Any additional amounts will be paid in euro.
The 2029 Notes are not subject to a sinking fund and are not convertible or exchangeable. The 2029 Notes are generally not redeemable prior to maturity.
The 2029 Notes are subject to defeasance.
If any interest payment date for the 2029 Notes would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date that is a business day. Interest will not accrue as a result of any delayed payment. The term “business day” means any day, other than a Saturday or Sunday, that (i) is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in The City of New York or London and (ii) is a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates.
Notices to holders of the 2029 Notes will be mailed to such holders. Any notice shall be deemed to have been given on the date of mailing and publication or, if published more than once, on the date of first publication. So long as the 2029 Notes are represented by a global security deposited with BNYM, as the common depositary (the “Common Depositary”) for Clearstream and Euroclear, notices to holders may be given by delivery to Clearstream and Euroclear, and such notices shall be deemed to be given on the date of delivery to Clearstream and Euroclear. BNYM will mail notices by first-class mail, postage prepaid, to each registered holder’s last known address as it appears in the security register that BNYM maintains. BNYM will only mail these notices to the registered holder of the 2029 Notes. Holders of the 2029 Notes will not receive notices regarding the 2029 Notes directly from us unless we reissue the 2029 Notes in fully certificated form.
BNYM will publish any notices regarding the 2029 Notes in a daily newspaper of general circulation in The City of New York and in London. If the 2029 Notes are admitted to the Official List and to trading on its regulated market, the trustee will publish notices regarding the notes in a daily newspaper of general circulation in Dublin, Ireland for so long as such publication is required pursuant to the Prospectus Directive or the rules of the applicable stock exchange. We expect that publication will be made in The City of New York in The Wall Street Journal, in London in the Financial Times and in Dublin, Ireland in the Irish Times. If publication in Dublin, Ireland is not practical,

BNYM will publish these notices in an English language newspaper of general circulation elsewhere in Europe. Published notices will be deemed to have been given on the date they are published or, if published more than once, on the date of first publication. If publication as described above becomes impossible, BNYM may publish sufficient notice by alternate means that approximate the terms and conditions described in this paragraph.
Redemption upon Tax Event
We may redeem the 2029 Notes if certain tax-related events occur. If we redeem the 2029 Notes as a result of a tax event and the 2029 Notes are admitted to the Official List and to trading on its regulated market, we will publish a notice of the redemption in Dublin, Ireland. The redemption price paid for the 2029 Notes upon any such redemption will be paid in euro.
Prescription
Under New York law, any legal action to enforce our payment obligations evidenced by the 2029 Notes must be commenced within six years after payment is due. Thereafter, our payment obligations will generally become unenforceable.
Replacement of the 2029 Notes
If any mutilated 2029 Note is surrendered to BNYM, we will execute and the trustee will authenticate and deliver a new note of the same series and principal amount in exchange for such mutilated 2029 Note. If BNYM and we receive evidence to our satisfaction of the destruction, loss or theft of any 2029 Note and any security or indemnity required by it and us, then we shall execute, and BNYM shall authenticate and deliver, in lieu of such destroyed, lost or stolen note, a new 2029 Note of the same series and principal amount. All expenses associated with issuing the new note shall be borne by the owner of the mutilated, destroyed, lost or stolen 2029 Note.
The 2034 Notes
The 2034 Notes were issued under and pursuant to the 2005 Indenture. The 2034 Notes were issued in registered book-entry form without interest coupons in denominations of £50,000 and integral multiples of £1,000 in excess thereof. The 2034 Notes constitute our senior unsecured debt obligations and rank equally among themselves and with all of our existing and future senior unsecured debt.
The 2034 Notes will mature on March 27, 2034. Unless previously redeemed or purchased and cancelled, we will repay the 2034 Notes at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity. We will pay principal of and interest on the 2034 Notes in pounds sterling or, solely if the United Kingdom adopts the euro, in euro.
The 2034 Notes were issued in an aggregate principal amount of £1,000,000,000. We may, without the consent of the holders of the 2034 Notes, create and issue additional notes ranking equally with and otherwise similar in all respects to the 2034 Notes (except for the public offering price and the issue date) so that those additional notes will be consolidated and form a single series with the 2034 Notes. No additional 2034 Notes may be issued if an event of default under the 2005 Indenture has occurred and is continuing.
The 2034 Notes bear interest from March 27, 2009 at the annual interest rate of 5.625%. Interest on each 2034 Note is payable semi-annually in arrears on March 27 and September 27 of each year, beginning on September 27, 2009, to the person in whose name the 2034 Note is registered at the close of business on the immediately preceding March 15 or September 15, as the case may be. Interest on the 2034 Notes is computed on the basis of a 360-day year consisting of twelve 30-day months.
We will pay to beneficial owners of notes who are non-U.S. persons additional amounts in the event of deduction or withholding of taxes, assessments or other governmental charges imposed by the United States or any taxing authority thereof or therein. Any additional amounts will be paid in pounds sterling or, if the United Kingdom adopts the euro, in euro.
The 2034 Notes are redeemable at our option, as described below. The 2034 Notes are not subject to a sinking fund and are not convertible or exchangeable.
The 2034 Notes are subject to defeasance.
If any interest payment date for the 2034 Notes would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date that is a business day. Interest will not accrue as a result of any delayed payment. The term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in The City of New York or London.
If, prior to the maturity of the 2034 Notes, the United Kingdom adopts the euro as its lawful currency in accordance with the Treaty Establishing the European Communities, as amended from time to time, the 2034 Notes will be re-denominated into euro, and the regulations of the European Commission relating to the euro shall apply to the 2034 Notes. The circumstances and consequences described in this paragraph will not entitle us, BNYM under the 2005 Indenture or any holder of the 2034 Notes to redeem early, rescind or receive notice relating to the 2034 Notes, repudiate the terms of the 2034 Notes or the 2005 Indenture, or raise any defense, request any compensation or make any claim with respect to the 2034 Notes or the 2005 Indenture, nor will these circumstances and consequences affect any of our other obligations under the 2034 Notes or the 2005 Indenture.
Notices to holders of the 2034 Notes will be mailed to such holders. Any notice shall be deemed to have been given on the date of mailing and publication or, if published more than once, on the date of first publication. So long as the 2034 Notes are represented by a global security deposited with the Common Depositary for Clearstream and Euroclear, notices to holders may be given by delivery to Clearstream and Euroclear, and such notices shall be deemed to be given on the date of delivery to Clearstream and Euroclear. BNYM will mail notices by first-class mail, postage prepaid, to each registered holder’s last known address as it appears in the security register that BNYM maintains. BNYM will only mail these notices to the registered holder of the 2034 Notes. Holders of 2034 Notes will not receive notices regarding the 2034 Notes directly from us unless we reissue the 2034 Notes in fully certificated form.
BNYM will publish any notices regarding the 2034 Notes in a daily newspaper of general circulation in The City of New York and in London. If the 2034 Notes are admitted to the Official List and to trading on its regulated market, BNYM will publish notices regarding the 2034 Notes in a daily newspaper of general circulation in Dublin, Ireland for so long as such publication is required pursuant to the Prospectus Directive or the rules of the applicable stock exchange. We expect that publication will be made in The City of New York in The Wall Street Journal, in London in the Financial Times and in Dublin, Ireland in the Irish Times. If publication in Dublin, Ireland is not practical, BNYM will publish these notices in an English language newspaper of general circulation elsewhere in Europe. Published notices will be deemed to have been given on the date they are published or, if published more than once, on the date of first publication. If publication as described above becomes impossible, BNYM may publish sufficient notice by alternate means that approximate the terms and conditions described in this paragraph.
Redemption upon Tax Event
We may redeem the 2034 Notes if certain tax-related events occur. If we redeem the 2034 Notes as a result of a tax event and the 2034 Notes are admitted to the Official List and to trading on its regulated market, we will publish a notice of the redemption in Dublin, Ireland. The redemption price paid for the 2034 Notes upon any such redemption will be paid in pounds sterling or, if the United Kingdom adopts the euro, in euro.
Prescription
Under New York law, any legal action to enforce our payment obligations evidenced by the 2034 Notes must be commenced within six years after payment is due. Thereafter, our payment obligations will generally become unenforceable.
Replacement of the 2034 Notes
If any mutilated 2034 Note is surrendered to BNYM, we will execute and the trustee will authenticate and deliver a new note of the same series and principal amount in exchange for such mutilated 2034 Note. If BNYM and we receive evidence to our satisfaction of the destruction, loss or theft of any 2034 Note and any security or indemnity required by it and us, then we shall execute, and BNYM shall authenticate and deliver, in lieu of such destroyed, lost or stolen note, a new 2034 Note of the same series and principal amount. All expenses associated with issuing the new note shall be borne by the owner of the mutilated, destroyed, lost or stolen 2034 Note.

The 2035 Notes
The 2035 Notes were issued under and pursuant to the 2002 Indenture. The 2035 Notes were issued in registered book-entry form without interest coupons in denominations of £1,000 and integral multiples of £1,000 in excess thereof. The 2035 Notes constitute our senior, unsecured and unsubordinated debt obligations and rank equally among themselves and with all of our existing and future senior, unsecured and unsubordinated debt.
The 2035 Notes will mature on September 28, 2035. Unless previously redeemed or purchased and cancelled, we will repay the 2035 Notes at 100% of their principal amount together with accrued and unpaid interest thereon at maturity. We will pay principal of, interest on and any other amounts payable under the 2035 Notes in pounds sterling or, if the United Kingdom adopts the euro, in euro.
The 2035 Notes were issued in a total principal amount of £1,000,000,000. We may, without the consent of the holders of the 2035 Notes, create and issue additional notes ranking equally with the 2035 Notes and otherwise similar in all respects to the 2035 Notes so that those additional notes will be consolidated and form a single series with the 2035 Notes. No additional 2035 Notes may be issued if an event of default under the 2002 Indenture has occurred.
The 2035 Notes are redeemable at our option, as described below. The 2035 Notes are not subject to a sinking fund. The 2035 Notes are subject to defeasance. The 2035 Notes are not convertible or exchangeable.
The 2035 Notes bear interest from September 29, 2004 at the annual interest rate of 5.250%. Interest is payable semi-annually in arrears on September 28 and March 28 of each year, beginning on March 28, 2005, to the person in whose name the 2035 Note is registered at the close of business on the preceding September 15 or March 15, as the case may be. Interest on the 2035 Notes is computed on the basis of a 360-day year of twelve 30-day months.
The 2035 Notes do not have the covenant restricting the grant of liens and cross-default event of default provisions.
If any interest payment date for the 2035 Notes would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date that is a business day. Interest will not accrue as a result of any delayed payment. The term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in The City of New York or London.
If, prior to the maturity of the 2035 Notes, the United Kingdom adopts the euro as its lawful currency in accordance with the Treaty establishing the European Communities, as amended from time to time, the 2035 Notes will be re-denominated into euro, and the regulations of the European Commission relating to the euro shall apply to the 2035 Notes. The circumstances and consequences described in this paragraph will not entitle us, the trustee under the 2002 Indenture or any holder of the 2035 Notes to redeem early, rescind, or receive notice relating to the 2035 Notes, repudiate the terms of the 2035 Notes or the 2002 Indenture, or raise any defense, request any compensation or make any claim with respect to the 2035 Notes or the 2002 Indenture, nor will these circumstances and consequences affect any of our other obligations under the 2035 Notes or the 2002 Indenture.
While the 2035 Notes are represented by a global note deposited with the trustee, as common depositary for Clearstream and Euroclear with respect to the 2035 Notes, notices to holders may be given by delivery to Clearstream and Euroclear, and such notices shall be deemed to be given on the date of delivery to Clearstream and Euroclear. The trustee will mail notices by first-class mail, postage prepaid, to each registered holder’s last known address as it appears in the security register that the trustee maintains. The trustee will only mail these notices to the registered holder of the 2035 Notes. Holders of 2035 Notes will not receive notices regarding the 2035 Notes directly from us unless we reissue the 2035 Notes in fully certificated form.
The trustee will also publish notices regarding the 2035 Notes in a daily newspaper of general circulation in the City of New York and in London. We expect that publication will be made in the City of New York in The Wall Street Journal, in London in the Financial Times and in Dublin, Ireland in the Irish Times. If publication in Dublin, Ireland is not practical, the trustee will publish these notices in an English language newspaper of general circulation elsewhere in Europe. Published notices will be deemed to have been given on the date they are published or, if published more than once, on the date of first publication. If publication as described above becomes impossible, the trustee may publish sufficient notice by alternate means that approximate the terms and conditions described in this paragraph.
Optional Redemption
The 2035 Notes are redeemable as a whole or in part, at our option, at any time at a redemption price equal to the greater of (1) 100% of the principal amount of such 2035 Notes and (2) as determined by the Calculation Agent, the price at which the yield on the outstanding principal amount of the 2035 Notes on the Reference Date is equal to the yield on the Benchmark Gilt as of that date as determined by reference to the middle-market price on the Benchmark Gilt at 3:00 p.m., London time, on that date, in either case, plus accrued and unpaid interest on the 2035 Notes up to, but excluding, the date specified as the redemption date.
“Reference Date” means the date that is the first dealing day in London prior to the publication of the notice of redemption referred to below.
“Benchmark Gilt” means the 4.25% Treasury Stock due March 7, 2036 or such other U.K. government stock as the Calculation Agent, with the advice of three brokers and/or U.K. gilt-edged market makers or three other persons operating in the U.K. gilt-edged market that may be chosen by the Calculation Agent, may determine from time to time to be the most appropriate benchmark U.K. government stock for the notes.
“Calculation Agent” means J.P. Morgan Trust Company, National Association or any successor entity.
We will give notice of any redemption between 30 and 60 days preceding the redemption date to each holder of the 2035 Notes to be redeemed as described above.
In the case of any partial redemption, selection of the 2035 Notes for redemption will be made by the trustee under the 2002 Indenture in compliance with the rules and requirements of the principal securities exchange, if any, on which the 2035 Notes are listed or, if the 2035 Notes are not so listed or that exchange prescribes no method of selection, on a pro rata basis, by lot or by any other method as the trustee in its sole discretion deems to be fair and appropriate, although no 2035 Note of £1,000 in original principal amount or less shall be redeemed in part. If any 2035 Note is to be redeemed in part only, the notice of redemption relating to the 2035 Note will state the portion of the principal amount thereof to be redeemed. A new 2035 Note in principal amount equal to the unredeemed portion thereof will be issued and delivered to the trustee, or its nominee, or, in the case of 2035 Notes in definitive form, issued in the name of the holder thereof, in each case upon cancellation of the original 2035 Note.
Unless we default in payment of the redemption price of the 2035 Notes, on and after the redemption date, interest will cease to accrue on the 2035 Notes or the portions of the 2035 Notes called for redemption.
Redemption upon Tax Event
The 2035 Notes may be redeemed at our option in whole, but not in part, on not more than 60 days’ and not less than 30 days’ notice, at a redemption price equal to 100% of their principal amount, if we determine that as a result of any change or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, or any proposed change in such laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of those laws, treaties, regulations or rulings, including a holding by a court of competent jurisdiction in the United States, or any other action, other than an action predicated on law generally known on or before September 22, 2004 except for proposals before the Congress before that date, taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of any action, whether or not such action or proposal was taken or made with respect to us, (A) we have or will become obligated to pay additional amounts on any 2035 Note or (B) there is a substantial possibility that we will be required to pay those additional amounts. Prior to the publication of any notice of such a redemption, we will deliver to the trustee (1) an officers’ certificate stating that we are entitled to effect such a redemption and setting forth a statement of facts showing that the conditions precedent to the right of our company to so redeem have occurred and (2) an opinion of counsel to that effect based on that statement of facts.

Payment of Additional Amounts
We will pay to beneficial owners of 2035 Notes who are non-U.S. persons additional amounts in the event of deduction or withholding of taxes, assessments or other governmental charges imposed by the United States or any taxing authority thereof or therein.
Prescription
Under New York’s statute of limitations, any legal action to enforce our payment obligations evidenced by the 2035 Notes must be commenced within six years after payment is due. Thereafter our payment obligations will generally become unenforceable.
Replacement of 2035 Notes
If any mutilated 2035 Note is surrendered to the trustee, we will execute and the trustee will authenticate and deliver a new note of the same series and principal amount in exchange for such mutilated 2035 Note. If the trustee and we receive evidence to our satisfaction of the destruction, loss or theft of any 2035 Note and any security or indemnity required by it and us, then we shall execute, and the trustee shall authenticate and deliver, in lieu of such destroyed, lost or stolen note, a new 2035 Note of the same series and principal amount. All expenses associated with issuing the new note shall be borne by the owner of the mutilated, destroyed, lost or stolen 2035 Note.
The 2039 Notes
The 2039 Notes were issued under and pursuant to the 2005 Indenture. The 2039 Notes were issued in registered book-entry form without interest coupons in denominations of £50,000 and integral multiples of £1,000 in excess thereof. The 2039 Notes constitute our senior unsecured debt obligations and rank equally among themselves and with all of our existing and future senior unsecured debt.
The 2039 Notes will mature on January 19, 2039. Unless previously redeemed or purchased and cancelled, we will repay the 2039 Notes at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity. We will pay principal of and interest on the notes in pounds sterling or, solely if the United Kingdom adopts the euro, in euro.
The 2039 Notes were issued in a total principal amount of £1,000,000,000. We may, without the consent of the holders of the 2039 Notes, create and issue additional notes ranking equally with and otherwise similar in all respects to the 2039 Notes (except for the public offering price and the issue date) so that those additional notes will be consolidated and form a single series with the 2039 Notes. No additional 2039 Notes may be issued if an event of default under the 2005 Indenture has occurred and is continuing.
The 2039 Notes bear interest from December 19, 2006 at the annual interest rate of 4.875%. Interest on each 2039 Note is payable semi-annually in arrears on January 19 and July 19 of each year, beginning on July 19, 2007, to the person in whose name the 2039 Note is registered at the close of business on the immediately preceding January 15 or July 15, as the case may be. Interest on the 2039 Notes is computed on the basis of a 360-day year consisting of twelve 30-day months.
We will pay to beneficial owners of 2039 Notes who are non-U.S. persons additional amounts in the event of deduction or withholding of taxes, assessments or other governmental charges imposed by the United States or any taxing authority thereof or therein.
The 2039 Notes are redeemable at our option, as described below. The 2039 Notes are not subject to a sinking fund. The 2039 Notes are subject to defeasance. The 2039 Notes are not convertible or exchangeable.
The 2039 Notes do not have a covenant restricting the grant of liens and cross-default event of default provisions.
If any interest payment date for the 2039 Notes would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date that is a business day. Interest will not accrue as a result of any delayed payment. The term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in The City of New York or London.
If, prior to the maturity of the 2039 Notes, the United Kingdom adopts the euro as its lawful currency in accordance with the Treaty Establishing the European Communities, as amended from time to time, the 2039 Notes will be re-denominated into euro, and the regulations of the European Commission relating to the euro shall apply to the 2039 Notes. The circumstances and consequences described in this paragraph will not entitle us, BNYM under the 2005 Indenture or any holder of the 2039 Notes to redeem early, rescind or receive notice relating to the 2039 Notes, repudiate the terms of the 2039 Notes or the 2005 Indenture, or raise any defense, request any compensation or make any claim with respect to the 2039 Notes or the 2005 Indenture, nor will these circumstances and consequences affect any of our other obligations under the 2039 Notes or the 2005 Indenture.
Notices to holders of the 2039 Notes will be mailed to such holders. Any notice shall be deemed to have been given on the date of mailing and publication or, if published more than once, on the date of first publication. So long as the 2039 Notes are represented by a global security deposited with the Common Depositary for Clearstream and Euroclear, notices to holders may be given by delivery to Clearstream and Euroclear, and such notices shall be deemed to be given on the date of delivery to Clearstream and Euroclear. BNYM will mail notices by first-class mail, postage prepaid, to each registered holder’s last known address as it appears in the security register that BNYM maintains. BNYM will only mail these notices to the registered holder of the 2039 Notes. Holders of 2039 Notes will not receive notices regarding the 2039 Notes directly from us unless we reissue the 2039 Notes in fully certificated form.
BNYM will publish any notices regarding the 2039 Notes in a daily newspaper of general circulation in The City of New York and in London. We expect that publication will be made in The City of New York in The Wall Street Journal, in London in the Financial Times and in Dublin, Ireland in the Irish Times. If publication in Dublin, Ireland is not practical, BNYM will publish these notices in an English language newspaper of general circulation elsewhere in Europe. Published notices will be deemed to have been given on the date they are published or, if published more than once, on the date of first publication. If publication as described above becomes impossible, BNYM may publish sufficient notice by alternate means that approximate the terms and conditions described in this paragraph.
Optional Redemption
The 2039 Notes are redeemable as a whole or in part, at our option, at any time at a redemption price equal to the greater of (1) 100% of the principal amount of such 2039 Notes and (2) as determined by the Calculation Agent, the price at which the yield on the outstanding principal amount of such 2039 Notes on the Reference Date is equal to the yield on the Benchmark Gilt as of that date as determined by reference to the middle-market price on the Benchmark Gilt at 3:00 p.m., London time, on that date, in either case, plus accrued and unpaid interest on such 2039 Notes up to, but excluding, the date specified as the redemption date.
“Reference Date” means the date that is the first dealing day in London prior to the publication of the notice of redemption referred to below.
“Benchmark Gilt” means the 4.75% Treasury Stock due December 7, 2038, or such other U.K. government stock as the Calculation Agent, with the advice of three brokers and/or U.K. gilt-edged market makers or three other persons operating in the U.K. gilt-edged market that may be chosen by the Calculation Agent, may determine from time to time to be the most appropriate benchmark U.K. government stock for the notes.
“Calculation Agent” means The Bank of New York, or any successor entity.
We will give notice of any redemption between 30 and 60 days preceding the redemption date to each holder of the 2039 Notes to be redeemed as described above.
The redemption price paid for the 2039 Notes upon any such redemption will be paid in pounds sterling or, solely if the United Kingdom adopts the euro, in euro.
In the case of any partial redemption, selection of the 2039 Notes for redemption will be made by BNYM under the 2005 Indenture in compliance with the rules and requirements of the principal securities exchange, if any, on which the 2039 Notes are listed at the time of redemption or, if the 2039 Notes are not so listed or that exchange prescribes no method of selection, on a pro rata basis, by lot or by any other method as BNYM in its sole discretion deems to be fair and appropriate, although no 2039 Note of £50,000 in original principal amount or less shall be redeemed in part. If any 2039 Note is to be redeemed in part only, the notice of redemption relating to the 2039 Note will state the portion of the principal amount thereof to be redeemed. A new 2039 Note in principal amount equal to the unredeemed portion thereof will be issued and delivered to BNYM, or its nominee, or, in the case of 2039 Notes in definitive form, issued in the name of the holder thereof, in each case upon cancellation of the original 2039 Note.
Unless we default in payment of the redemption price of the 2039 Notes, on and after the redemption date, interest will cease to accrue on the 2039 Notes or the portions of the 2039 Notes called for redemption.
We may redeem the 2039 Notes if certain tax-related events occur. If we redeem the 2039 Notes as a result of a tax event, we will publish a notice of the redemption in Dublin, Ireland. The redemption price paid for the 2039 Notes upon any such redemption will be paid in pounds sterling or, solely if the United Kingdom adopts the euro, in euro.
Prescription
Under New York law, any legal action to enforce our payment obligations evidenced by the 2039 Notes must be commenced within six years after payment is due. Thereafter, our payment obligations will generally become unenforceable.
Replacement of the 2039 Notes
If any mutilated 2039 Note is surrendered to BNYM, we will execute and BNYM will authenticate and deliver a new note of the same series and principal amount in exchange for such mutilated 2039 Note. If BNYM and we receive evidence to our satisfaction of the destruction, loss or theft of any 2039 Note and any security or indemnity required by it and us, then we shall execute, and BNYM shall authenticate and deliver, in lieu of such destroyed, lost or stolen note, a new 2039 Note of the same series and principal amount. All expenses associated with issuing the new note shall be borne by the owner of the mutilated, destroyed, lost or stolen 2039 Note.